Exhibit 99.1

Contact:	Ellen Grinde
Director of Investor Relations and Communications
(630) 590-0707
egrinde@penx.com

Penford Secures New $170 Million Credit Facilities

A Platform for Accelerated Specialty and High Value Products Growth

CENTENNIAL, CO, Aug. 4, 2014 – Penford Corporation (Nasdaq: PENX) closed on new $170 million credit facilities on August 1, 2014, replacing the Company’s prior revolving credit agreement. The facilities consist of a $145 million 5-year revolving credit agreement and a $25 million 6-year delayed draw term loan.

“These new credit facilities will provide us with increased capacity, greater flexibility and lower costs in implementing our strategic programs to build shareholder value,” said Tom Malkoski, Penford CEO. “We are pleased that the participating lenders have recognized the strength of our current business model and the Company’s attractive prospects for continued growth. We intend to use these new facilities to fund additional capital investments and acquisitions that will expand our specialty businesses in food ingredients and high value industrial products.”

The credit facilities were arranged by Rabobank International as administrative agent, KeyBank National Association as syndication agent, and the following additional lenders participating: JPMorgan Chase Bank, The PrivateBank and Trust Company, First Midwest Bank, GreenStone Farm Credit Services, Branch Banking and Trust Company, AgStar Financial Services PCA and Farm Credit Services of America.

About Penford Corporation

Penford Corporation develops, manufactures and markets specialty ingredients systems for a variety of food and industrial products. Penford operates six manufacturing facilities and three research and development centers in the U.S.

www.penx.com

The statements contained in this release that are not historical facts are forward-looking statements that represent management’s beliefs and assumptions based on currently available information. Forward-looking statements can be identified by the use of words such as “believes,” “may,” “will,” “looks,” “should,” “could,” “anticipates,” “expects,” or comparable terminology or by discussions of strategies or trends. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve substantial risks and uncertainties that could significantly affect expected results. Actual future results could differ materially from those described in such forward-looking statements, and the Company does not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that could cause actual results to differ materially are the risks and uncertainties discussed in this release and those described from time to time in other filings with the Securities and Exchange Commission which include, but are not limited to: competition; the possibility of interruption of business activities due to equipment problems, accidents, strikes, weather or other factors; product development risk; changes in corn and other raw material prices and availability; the Company’s inability to comply with the terms of instruments governing the Company’s debt; changes in general economic conditions or developments with respect to specific industries or customers affecting demand for the Company’s products, including changes in government rules or incentives affecting ethanol consumption, unfavorable shifts in product mix; unanticipated costs, expenses or third party claims; impairment of the Company’s long-lived assets that could result in a noncash charge to reported earnings; interest rate, chemical and energy cost volatility; changes in returns on pension plan assets and/or assumptions used for determining employee benefit expense and obligations; unforeseen developments in the industries in which Penford operates; and other factors described in the “Risk Factors” section in reports filed with the Securities and Exchange Commission.